EXHIBIT 10.14


The Company has filed with the Commission a written objection to the public disclosure of certain information contained in this document. The Company has omitted material from this document at the places marked with three asterisks (***), both at the beginning and the end of the material. The omitted material has been filed separately with the Commission.